UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2022

Gaming and Leisure Properties, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into A Material Definitive Agreement.

Term Loan Credit Agreement

On September 2, 2022, GLP Capital, L.P. (“GLP”), the operating partnership of Gaming and Leisure Properties, Inc. (“GLPI”), entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (“Term Loan Agent”), and the other agents and lenders party thereto from time to time, providing for a $600 million delayed draw credit facility with a maturity date of September 2, 2027 (the “Term Loan Credit Facility”). The Term Loan Credit Facility is guaranteed by GLPI.

The availability of loans under the Term Loan Credit Facility is subject to customary conditions, including pro forma compliance with financial covenants, and the receipt by Term Loan Agent of a conditional guarantee of the Term Loan Credit Facility by Bally’s Corporation (“Bally’s”) on a secondary basis, subject to enforcement of all remedies against GLP, GLPI and all sources other than Bally’s. The loans under the Term Loan Credit Facility may be used solely to finance a portion of the purchase price of the acquisition of one or more specified properties of Bally’s in one or a series of related transactions (the “Acquisition”) and to pay fees, costs and expenses incurred in connection therewith.

Subject to customary conditions, including pro forma compliance with financial covenants, GLP can obtain additional term loan commitments and incur incremental term loans under the Term Loan Credit Agreement, so long as the aggregate principal amount of all term loans outstanding under the Term Loan Credit Facility does not exceed $1.2 billion plus up to $60 million of transaction fees and costs incurred in connection with the Acquisition. There is currently no commitment in respect of such incremental loans and commitments.

Interest Rate and Fees

The interest rates per annum applicable to loans under the Term Loan Credit Facility are, at GLP’s option, equal to either a SOFR-based rate or a base rate plus an applicable margin, which ranges from 0.85% to 1.7% per annum for SOFR loans and 0.0% to 0.7% per annum for base rate loans, in each case, depending on the credit ratings assigned to the Term Loan Credit Facility. The current applicable margin is 1.30% for SOFR loans and 0.30% for base rate loans. In addition, GLP will pay a commitment fee on the unused commitments under the Term Loan Credit Facility at a rate that ranges from 0.125% to 0.3% per annum, depending on the credit ratings assigned to the Credit Facility from time to time. The current commitment fee rate is 0.25%.

Amortization and Prepayments

The Term Loan Credit Facility is not subject to interim amortization. GLP is required to prepay outstanding term loans with 100% of the net cash proceeds from the issuance of other debt that is unconditionally guaranteed by GLPI and conditionally guaranteed by Bally’s (“Alternative Acquisition Debt”) that are received by GLPI, GLP or any of their subsidiaries after the funding date of the Term Loan Facility (other than any incremental term loans under the Term Loan Credit Agreement and loans under the Bridge Revolving Facility (as defined below)) except to the extent such net cash proceeds are applied to repaying outstanding loans under the Bridge Revolving Facility. GLP is not otherwise required to repay any loans under the Term Loan Credit Facility prior to maturity. GLP may prepay all or any portion of the loans under the Term Loan Credit Facility prior to maturity without premium or penalty, subject to reimbursement of any SOFR breakage costs of the lenders and may reborrow loans that it has repaid. Unused commitments under the Term Loan Credit Facility automatically terminate on August 31, 2023.

Certain Covenants and Events of Default

The Term Loan Credit Facility contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of GLPI and its subsidiaries, including GLP, to grant liens on their assets, incur indebtedness, sell assets, engage in acquisitions, mergers or consolidations, or pay certain dividends and make other restricted payments. The financial covenants include the following, which are measured quarterly on a trailing four-quarter basis: (i) maximum total debt to total asset value ratio, (ii) maximum senior secured debt to total asset value ratio, (iii) maximum ratio of certain recourse debt to unencumbered asset value, and (iv) minimum fixed charge coverage ratio. GLPI is required to maintain its status as a real estate investment trust (“REIT”) and is permitted to pay dividends to its shareholders as may be required in order to maintain REIT status. GLPI is also permitted to make other dividends and distributions, subject to pro forma compliance with the financial covenants and the absence of defaults The Term Loan Credit Facility also contains certain customary affirmative covenants and events of default. The occurrence and continuance of an event of default, which includes, among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants, will enable the lenders to accelerate the loans and terminate the commitments thereunder.

Amendment No. 1 to Credit Agreement

On September 2, 2022, GLP entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement among GLP, Wells Fargo Bank, National Association, as administrative agent (“Agent”), and the several banks and other financial institutions or entities party thereto, dated as of May 13, 2022 (the “Credit Agreement”). Pursuant to the Credit Agreement, as amended by the Amendment, GLP has the right, at any time until December 31, 2024, to elect to re-allocate up to $700 million in existing revolving commitments under the Credit Agreement to a new revolving credit facility (the “Bridge Revolving Facility”).

Loans under the Bridge Revolving Facility are subject to 1% amortization per annum. Amounts repaid under the Bridge Revolving Facility cannot be reborrowed and the corresponding commitments are automatically re-allocated to the existing revolving facility under the Credit Agreement. GLP is required to prepay the loans under the Bridge Revolving Facility with 100% of the net cash proceeds from the issuance of Alternative Acquisition Debt that are received by GLPI, GLP or any of their subsidiaries (other than any term loans under the Term Loan Credit Agreement and any loans under the Bridge Revolving Facility). Any outstanding commitments under the Bridge Revolving Facility that have not been borrowed by December 31, 2024 are automatically re-allocated to the existing revolving facility under the Credit Agreement.

GLP’s ability to borrow under the Bridge Revolving Facility is subject to certain conditions including pro forma compliance with GLP’s financial covenants, as well as the receipt by Agent of a conditional guarantee of the loans under the Bridge Revolving Facility by Bally’s on a secondary basis, subject to enforcement of all remedies against the GLP, GLPI and all sources other than Bally’s. Loans under the Bridge Revolving Facility will not be treated pro rata with loans under the existing revolving credit facility. Except as noted herein and as set forth in more detail in Exhibit 10.2, the Bridge Revolving Facility has terms substantially identical to the existing revolving facility under the Credit Agreement.

The parties to the Term Loan Credit Agreement and the Amendment and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for GLPI, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for GLPI and their respective its affiliates in the ordinary course of their business.

The foregoing descriptions are summaries of the Term Loan Credit Agreement and the Amendment and are qualified in their entirety by the full text of the Term Loan Credit Agreement and the Amendment, which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated as of September 2, 2022, by and among GLP Capital, L.P., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

10.2	Amendment No. 1 to Credit Agreement, dated as of September 2, 2022, by and among GLP Capital, L.P., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2022	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer

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